EXHIBIT 23.3

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 4 to Registration Statement (No. 333-140240) on Form S-1 of The Frontier Fund of our report dated April 21, 2008 relating to our audits of the statements of financial condition of Equinox Fund Management, LLC, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to our firm under the captions “Independent Registered Public Accounting Firm” and “Experts” in such Prospectus.

/s/ McGladrey & Pullen, LLP

Denver, Colorado
February 4, 2009